REALTOR®

RE/MAX ADVANTAGE

EQUAL HOUSING OPPORTUNITY

RESIDENTIAL LEASE AGREEMENT

for

3860 Hildebrand Lane Las Vegas NV 89121
(Property Address)

1. This AGREEMENT is entered into this 18th day of August, 20 20 between OWNER'S Name: Benson Donald McGann, OWNER'S Name: Marie Holmes (collectively hereinafter, "OWNER" and/or "LANDLORD") legal owner(s) of the property and TENANT's Name: Amir Ben-Yohanan TENANT's Name: ______ TENANT's Name: Amie Ben-Yohanan TENANT's Name: ______ (collectively, "TENANT"), which parties hereby agree to as follows:

2. PREMISES: LANDLORD hereby leases to TENANT and TENANT hereby leases from LANDLORD, subject to the terms and conditions of the lease, the Premises known and designated as 3860 Hildebrand Lane Las Vegas NV 89121 ("the Premises"). Premises Mail Box #_____, Parking Space # ________, Storage Unit #________, Other ______________________.

3. TERM: The term hereof shall commence on 02/01/2021 and continue until 1/31/2022, with a total rent of $ 150,000.00, then on a month-to-month basis thereafter, until either party shall terminate the same by giving the other party thirty (30) days written notice delivered by US mail or electronic mail. (All calculation based on 30 day month), as governed by paragraph 23 herein.

4. RENT: TENANT agrees to pay, without demand, to LANDLORD as rent for the Premises the total sum of 12,500.00 **per month** on the first day of each calendar month as Periodic Rent, at 10075 S Eastern Ave. #103 Henderson NV 89052 or www.rentlasvegashomes.com or at such other place as LANDLORD may designate in writing.

5. SUMMARY: The initial rents, charges and deposits are as follows:

	Total	Received	Balance Due
Rent: From 02/01/2021, To 02/28/2021	$ 12,500.00	$	$ 12,500.00
Security Deposit	$ 13,000.00	$	$ 13,000.00
Key Deposit	$	$	$
Key Fee (non-refundable)	$	$	$
Admin/Credit App Fee (non-refundable)	$ 125.00	$ 125.00	$
Pet Deposit	$	$	$
Pet Fee (non-refundable)	$	$	$
Cleaning Deposit	$	$	$
Cleaning Fee (non-refundable)	$	$	$
Additional Security	$	$	$
Utility Proration	$	$	$
Sewer/Trash Proration	$ 36.00	$	$ 36.00
Pre-Paid Rent	$	$	$
Pro-Rated Rent for ______	$	$	$
Other Lease Prep Fee	$ 95.00	$	$ 95.00
Other ______	$	$	$
Other ______	$	$	$
TOTAL	$ 25,756.00	$ 125.00	$ 25,631.00

Property 3860 Hildebrand Lane Las Vegas NV 89121
Owner's Name Benson Donald McGann Owner's Name Marie Holmes
Tenant Amir Ben-Yohanan Initials AB Tenant ______ Initials ______
Tenant Amie Ben-Yohanan Initials AB Tenant ______ Initials ______

6. ADDITIONAL MONIES DUE:
Tenant to pay $36 per month on top of the rent amount to reimburse the owner for trash/sewer fees.

7. ADDITIONAL FEES:

A. LATE FEES: In the event TENANT fails to pay rent when due, TENANT shall pay a late fee of $________ OR 5 % of the Periodic Rent. Late fees begin on the 4th day.

B. DISHONORED CHECKS: A charge of $ 50 shall be imposed for each dishonored check made by TENANT to LANDLORD. TENANT agrees to pay all rents, all late fees, all notice fees and all costs to honor a returned check with certified funds. After TENANT has tendered a check, which is dishonored, TENANT hereby agrees to pay all remaining payments including rent due under this Agreement by certified funds. Any payments tendered to LANDLORD thereafter, which are not in the form of certified funds, shall be treated as if TENANT failed to make said payment until certified funds are received. LANDLORD presumes that TENANT is aware of the criminal sanctions and penalties for issuance of a check which TENANT knows is drawn upon insufficient funds and which is tendered for the purpose of committing a fraud upon a creditor.

C. ADDITIONAL RENT: All dishonored check charges shall be due when incurred and shall become additional rent. **Payments will be applied to charges, which become rent in the order accumulated.** All unpaid charges or any fees owed by TENANT, including but not limited to notice fees, attempt to evict fees, attorney's fees, repair bills, utility bills, landscape/pool repair and maintenance bills, and CIC fines will become additional rent at the beginning of the month after TENANT is billed. TENANT'S failure to pay the full amount for a period may result in the initiation of eviction proceedings. LANDLORD'S acceptance of any late fee or dishonored check fee shall not act as a waiver of any default of TENANT, or as an extension of the date on which rent is due. LANDLORD reserves the right to exercise any other rights and remedies under this Agreement or as provided by law.

8. SECURITY DEPOSITS: Upon execution of this Agreement,
TENANT's Name: Amir Ben-Yohanan TENANT's Name: ________
TENANT's Name: Amie Ben-Yohanan TENANT's Name: ________
shall deposit with LANDLORD as a Security Deposit the sum stated in paragraph 5. **TENANT shall not apply the Security Deposit to, or in lieu of, rent.** At any time during the term of this Agreement and upon termination of the tenancy by either party for any reason, the LANDLORD may claim, from the Security Deposit, such amounts due LANDLORD under this Agreement. Any termination prior to the initial term set forth in paragraph 3, or failure of TENANT to provide proper notice of termination, is a default in the payment of rent for the remainder of the lease term, which may be offset by the Security Deposit. Pursuant to NRS 118A.242, LANDLORD shall provide TENANT with a written, itemized accounting of the disposition of the Security Deposit within thirty (30) days of surrender of premises. TENANT agrees, upon termination of the tenancy, to provide LANDLORD with a forwarding address to prevent a delay in receiving the accounting and any refund. At the termination of this agreement, the TENANT identified in this paragraph will be refunded the remaining security deposit (if any). In the event of damage to the Premises caused by TENANT or TENANT's family, agents or visitors, LANDLORD may use funds from the deposit to repair, but is not limited to this fund and TENANT remains liable for any remaining costs. (In addition to the above, to be refundable, property must be professionally cleaned to include carpets and all hard surface flooring including tile and grout.) Upon request by LANDLORD, TENANT must furnish receipts for professional cleaning services.

9. CONDITION OF PREMISES: TENANT agrees that TENANT has examined the Premises, including the grounds and all buildings and improvements, and that they are, at the time of this Lease, in good order, good repair, safe, clean, and rentable condition.

10. TRUST ACCOUNTS: BROKER shall retain all interest earned, if any, on security deposits to offset administration and bookkeeping fees.

11. EVICTION COSTS: TENANT shall be charged an administrative fee of $ 350 per eviction attempt to offset the costs of eviction notices and proceedings. TENANT shall be charged for service of legal notices and all related fees according to actual costs incurred.

12. CARDS AND KEYS: Upon execution of the Agreement, TENANT shall receive the following:

4 Door key(s)	2 Garage Transmitter/Fob(s)	____ Pool Key(s)
____ Mailbox key(s)	____ Gate Card/Fob(s)	____ Other(s) ________
____ Laundry Room key(s))	2 Gate Transmitter/Fob(s)	5 Other(s) safe keys

TENANT shall make a key deposit (if any) in the amount set forth in paragraph 2 upon execution of this Agreement. The key deposit shall be refunded within 30 days of TENANT's return of all cards and/or keys to LANDLORD or LANDLORD's BROKER/DESIGNATED PROPERTY MANAGER.

13. CONVEYANCES AND USES: TENANT shall not assign, sublet or transfer TENANT'S interest, nor any part thereof, without prior written consent of LANDLORD. The Premises shall be used and occupied by TENANT exclusively as a private single-family residence. Neither the Premises nor any part of the Premises or yard shall be used at any time during the term of this Lease for any purpose of carrying on any business, profession, or trade of any kind, or for any purpose other than as a private single-family residence. TENANT shall comply with all the health and sanitary laws, ordinances, rules and orders of appropriate governmental authorities and homeowners associations, if any, with respect to the Premises. TENANT understands and acknowledges that they are not permitted to access the attic crawl space, roof or under the home or any other area of the property that is not considered living space. TENANT shall not commit waste, cause excessive noise, create a nuisance or disturb others.

14. OCCUPANTS: Occupants of the Premises shall be limited to 5 persons and shall be used solely for housing accommodations and for no other purpose. TENANT represents that the following person(s) will live in the Premises: Tenants as listed and Karina Prieto - minor, and Jordan Beckham - minor

15. GUESTS: The TENANT agrees to pay the sum of $ 15.00 per day for each guest remaining on the Premises more than 60 days. Notwithstanding the foregoing, in no event shall any guest remain on the Premises for more than 90 days.

16. UTILITIES: TENANT shall immediately connect all utilities and services of premises upon commencement of lease. TENANT is to pay when due all utilities and other charges in connection with TENANT's individual rented premises. Responsibility is described as (T) for TENANT and (O) for Owner:

Electricity T	Trash O	Trash Can Rental: O	Phone T
Gas T	Sewer O	Cable T	Other Wifi- T
Water T	Septic T	Association Fees O	Other

a. TENANT is responsible to connect the following utilities in TENANT'S name: Electricity, Gas, Water, Cable, Wifi, Phone, Alarm service

b. LANDLORD will maintain the connection of the following utilities in LANDLORD's name and bill TENANT for connection fees and use accordingly for the entire term of the lease: Trash, Trash Can rental, and sewer

c. No additional phone or cable lines or outlets or satellite dishes shall be obtained for the Premises without the LANDLORD's written consent. In the event of LANDLORD's consent, TENANT shall be responsible for all costs associated with the additional lines, outlets or dishes. TENANT shall also remove any satellite dishes and restore the subject property to its original condition at the termination of this Agreement.

d. If an alarm system exists on the Premises, TENANT may obtain the services of an alarm services company and shall pay all costs associated therewith.

e. TENANT shall not default on any obligation to a utility provider for utility services at the Property. Owner does not pay for any utilities, excluding any such UTILITIES THAT ARE INCLUDED IN HOME OWNER'S ASSOCIATION DUES. TENANT must show all utilities giving service to said property have a zero balance upon move out.

f. Other: N/A

17. **PEST NOTICE:** TENANT understands that various pest, rodent and insect species (collectively, "pests") exist in Southern Nevada. Pests may include, but are not limited to, scorpions (approximately 23 species, including bark scorpions), spiders (including black widow and brown recluse), bees, snakes, ants, termites, rats, mice and pigeons. The existence of pests may vary by season and location. Within thirty (30) days of occupancy, if the Premises has pests, LANDLORD, at TENANT's written request, will arrange for and pay for the initial pest control spraying. TENANT agrees to pay for the monthly pest control spraying fees. For more information on pests and pest control providers, TENANT should contact the State of Nevada Division of Agriculture.

18. **PETS:** No pet shall be on or about the Premises at any time without written permission of LANDLORD. In the event TENANT wishes to have a pet, TENANT will complete an Application for Pet Approval. Should written permission be granted for occupancy of the designated pet, an additional ☒ security deposit or fee ☐ in the amount of $ 500 will be required and paid by TENANT in advance subject to deposit terms and conditions aforementioned. In the event written permission shall be granted, TENANT shall be required to procure and provide to LANDLORD written evidence that TENANT has obtained such insurance as may be available against property damage to the Premises and liability to third party injury. Said policy shall name LANDLORD and LANDLORD'S AGENT as additional insureds. A copy of said policy shall be provided to LANDLORD or LANDLORD's BROKER/DESIGNATED PROPERTY MANAGER prior to any pets being allowed within the Premises. If TENANT obtains a pet without written permission of LANDLORD, such will be an event of default under paragraph 21. TENANT further agrees to pay an immediate fine of $ 500. LANDLORD reserves the right to accept or deny this pet, but ONLY AFTER THE AFOREMENTIONED FEE IS PAID. Once Tenant pays the fine, TENANT may complete an Application for Pet Approval, which will be treated as if no breach had occurred. TENANT agrees to indemnify LANDLORD for any and all liability, loss and damages, which LANDLORD may suffer as a result of any animal in the Premises, whether or not written permission was granted.

19. RESTRICTIONS: TENANT shall not keep or permit to be kept in, on, or about the Premises: waterbeds, boats, campers, trailers, mobile homes, recreational or commercial vehicles or any non-operative vehicles except as follows: N/A

TENANT shall not conduct nor permit any work on vehicles on the premises without the express written consent of the Owner.

20. ALTERATIONS: TENANT shall make no alterations to the Premises without LANDLORD's written consent. Unless otherwise agreed in writing between TENANT and LANDLORD, all alterations or improvements to the Premises become the property of LANDLORD, shall remain upon the Premises, and shall constitute a fixture permanently affixed to the Premises. Unless otherwise agreed in writing between TENANT and LANDLORD, TENANT shall be responsible for restoring the Premises to its original condition and removing any alterations or improvements if requested by LANDLORD or LANDLORD's BROKER/DESIGNATED PROPERTY MANAGER.

21. DEFAULT: Failure by TENANT to pay rent, perform any obligation under this Agreement, or comply with any Association Governing Documents (if any), or TENANT's engagement in activity prohibited by this Agreement, or TENANT's failure to comply with any and all applicable laws, shall be considered a default hereunder. Upon default, LANDLORD may, at its option, terminate this tenancy upon giving proper notice. Upon default, LANDLORD shall issue a proper itemized statement to TENANT noting the amount owed by TENANT, including any and all fees related to eviction and reletting of the subject property. LANDLORD may pursue any and all legal and equitable remedies available.

a. FORFEITURE OF SECURITY DEPOSIT - DEFAULT. It is understood and agreed that TENANT shall not attempt to apply or deduct any portion of any security deposit from the last or any month's rent or use or apply any such security deposit at any time in lieu of payment of rent. If TENANT fails to comply, such security deposit shall be forfeited and LANDLORD may recover the rent due as if any such deposit had not been applied or deducted from the rent due. For the purpose of this paragraph, it shall be conclusively presumed that a TENANT leaving the premises while owing rent is making an attempted deduction of deposits. Furthermore, any deposit shall be held as a guarantee that TENANT shall perform the obligations of the Lease and shall be forfeited by the TENANT should TENANT breach any of the terms and conditions of this Lease. In the event of default, by TENANT, of any obligation in this Lease which is not cured by TENANT within five (5) days' notice from LANDLORD, then in addition to forfeiture of the Security Deposit, LANDLORD may pursue any other remedy available by law, equity or otherwise.

b. TENANT PERSONAL INFORMATION UPON DEFAULT. TENANT understands and acknowledges that if TENANT defaults on lease, LANDLORD or Owner may engage the services of an Attorney or a Collection Agency. TENANT understands and acknowledges that LANDLORD/Owner may give an Attorney or a Collection Agency, TENANT's personal information, including but not limited to, TENANT's social security number or any other information to aid in collection efforts and holds LANDLORD, Broker, and Owner harmless from any liability in relation to the release of any personal information to these entities.

22. ENFORCEMENT: Any failure by LANDLORD to enforce the terms of this Agreement shall not constitute a waiver of said terms by LANDLORD. Acceptance of rent due by LANDLORD after any default shall not be construed to waive any right of LANDLORD or affect any notice of termination or eviction.

a. ABANDONMENT. LANDLORD is entitled to presume per NRS 118A.450 that TENANT has abandoned the Premises if the TENANT is absent from the premises for a period of time equal to one-half the time for periodic rental payments, unless the rent is current or the TENANT has in writing notified the landlord of an intended

absence.

b. If at any time during the term of this Lease, TENANT abandons the Premises, LANDLORD shall have the following rights: LANDLORD may, at LANDLORD's option, enter the Premises by any means without liability to TENANT for damages and may relet the Premises, for the whole or any part of the then unexpired term, and may receive and collect all rent payable by virtue of such reletting. At LANDLORD's option, LANDLORD may hold TENANT liable for any difference between the rent that would have been payable under this Lease during the balance of the unexpired term, if this Lease had continued in force, and the net rent for such period realized by LANDLORD by means of such reletting.
LANDLORD also may dispose of any of TENANTs abandoned personal property, pursuant to Nevada law as LANDLORD deems appropriate, without liability to TENANT.

23. NOTICE OF INTENT TO VACATE: TENANT shall provide notice of TENANT's intention to vacate the Premises. **Such notice shall be in writing and shall be provided to LANDLORD prior to the first day of the last month of the lease term set forth in Section 3 of this Agreement. In no event shall notice be less than 30 days prior to the expiration of the term of this Agreement**. In the event TENANT fails to provide such notice, TENANT shall be deemed to be holding-over on a month-to-month basis until 30 days after such notice. During a holdover not authorized by LANDLORD, rent shall increase by 15 %.

24. TERMINATION: Upon termination of the tenancy, TENANT shall surrender and vacate the Premises and shall remove any and all of TENANT'S property. TENANT shall return keys, personal property and Premises to the LANDLORD in good, clean and sanitary condition, normal wear excepted.

25. EMERGENCIES: The name, address and phone number of the party who will handle maintenance or essential services emergencies on behalf of the LANDLORD is as follows:
Marie Holmes
10075 S Eastern Ave. #103 Henderson, NV 89052
marie@marieholmes.net
PLEASE USE THIS CELL NUMBER FOR EMERGENCIES ONLY - 702-265-7063

26. MAINTENANCE: TENANT shall keep the Premises in a clean and good condition. TENANT shall immediately report to the LANDLORD any defect or problem on the Premises. TENANT agrees to notify LANDLORD of any water leakage and/or damage within 24 hours of the occurrence. TENANT understands that TENANT may be held responsible for any water and/or mold damage, including the costs of remediation of such damage. TENANT shall be responsible for any **MINOR** repairs necessary to the Premises up to and including the cost of $ 200 . TENANT agrees to pay for all repairs, replacements and maintenance required by TENANT's misconduct or negligence or that of TENANT's family, pets, licensees and guests, including but not limited to any damage done by wind or rain caused by leaving windows open and/or by overflow of water, or stoppage of waste pipes, or any other damage to appliances, carpeting or the Premises in general. At LANDLORD's option, such charges shall be paid immediately or be regarded as additional rent to be paid no later than the next monthly payment date following such repairs. TENANT acknowledges any minor repairs made to the Property must be done by an active, licensed and insured contractor.

a. TENANT shall change filters in the heating and air conditioning systems at least once every month, at TENANT's own expense. LANDLORD shall maintain the heating and air conditioning systems and provide for major repairs. However, any repairs to the heating or cooling system caused by dirty filters due to TENANT neglect will be the responsibility of TENANT.

b. TENANT shall replace all broken glass, regardless of cause of damage, at TENANT's expense.

c. LANDLORD shall be responsible for all systems including heating, cooling, electrical, plumbing and sewer lines. LANDLORD shall be responsible for all major heating, cooling electrical, plumbing and sewer problems that are not caused by TENANT.

d. There __x__ is –OR– _____ is **not** a landscape contractor whose name and phone number are as follows: Bill - Mowmasters - 702-325-6000

In the case of landscaping being maintained by a contractor, TENANT agrees to cooperate with the landscape contractor in a satisfactory manner. LANDLORD-provided landscaping is not to be construed as a waiver of any responsibility of the TENANT to keep and maintain landscaping and/or shrubs, trees and sprinkler system in good condition.

In the event the landscaping is not being maintained by a contractor, TENANT shall maintain lawns, shrubs and trees. TENANT shall water all lawns, shrubs and trees, mow the lawns on a regular basis, trim the trees and fertilize lawns, shrubs and trees. If TENANT fails to maintain the landscaping in a satisfactory manner, LANDLORD may have the landscaping maintained by a landscaping contractor and charge TENANT with the actual cost. Said costs shall immediately become additional rent.

e. There __x__ is –OR– _____ is **not** a pool contractor whose name and phone number are as follows: Florido Pools - 702-553-5260

In the case of pool maintenance being maintained by a contractor, TENANT agrees to cooperate with the pool maintenance contractor in a satisfactory manner. LANDLORD-provided pool maintenance is not to be construed as a waiver of any responsibility of the TENANT to keep and maintain the pool in good condition.

In the event the pool is not being maintained by a Contractor, TENANT agrees to maintain the pool, if any. TENANT agrees to maintain the water level, sweep, clean and keep in good condition. If TENANT fails to maintain the pool in a satisfactory manner, LANDLORD may have the pool maintained by a licensed pool service and charge TENANT with the actual cost. Said costs shall become additional rent.

f. Smoking ____ will or __x__ will not be permitted in or about the Premises. TENANT will be charged any costs incurred for the abatement of any damages by unauthorized smoking in the Premises.

27. SMOKE DETECTOR AGREEMENT LANDLORD and TENANT agree that the premises are equipped with smoke detection devise(s). TENANT shall agree as follows:

a. It is agreed that TENANT will test the smoke detector(s) within twenty four (24) hours after occupancy and inform LANDLORD or his/her Agent immediately if detector(s) is not working properly.

b. It is agreed that TENANT will be responsible for testing smoke detector(s) weekly by pushing the "push to test" button on the detector for about five (5) seconds. To be operating properly, the alarm will sound when the button is pushed.

c. TENANT understands that said smoke detector(s) is a battery operated unit and it shall be TENANT'S responsibility to insure that the battery is in operating condition at all times. If after replacing battery, any smoke detector(s) will not operate or has no sound, TENANT must inform LANDLORD or his/her Agent immediately in writing.

d. LANDLORD and his/her Agent recommend that TENANT provide and maintain a fire extinguisher on the premises.

e. The undersigned have read the above agreement and understand and agree to all provisions thereof and further acknowledge that they have received a copy of said agreement.

f. TENANT shall not under any circumstances remove, disable or tamper with any smoke detection device(s).

28. ACCESS: TENANT agrees to grant LANDLORD the right to enter the Premises at all reasonable times and for all reasonable purposes including showing to prospective lessees, buyers, appraisers, insurance agents, periodic maintenance reviews and business therein as requested by LANDLORD. If TENANT fails to keep scheduled appointments with vendors to make necessary/required repairs, TENANT shall pay for any additional charges incurred which will then become part of the next month's rent and be considered additional rent. TENANT shall not deny LANDLORD his/her rights of reasonable entry to the Premises. LANDLORD shall have the right to enter in case of emergency and other situations as specifically allowed by law. LANDLORD agrees to give TENANT twenty-four (24) hours notification for entry, except in case of emergency.

a. **DISPLAY OF SIGNS.** During the last thirty (30) days of this Lease, LANDLORD or LANDLORD's agent may display For Sale or For Rent or similar signs on or about the Premises and enter to show the Premises to prospective purchasers or tenants. TENANT also authorizes Broker to use an electronic keybox to show the Premises during the last 30 days of lease. TENANT further agrees to execute any and all documentation necessary to facilitate the use of a lockbox.

29. ASSOCIATIONS: Should the Premises described herein be a part of a common interest community, homeowners association planned unit development, condominium development ("the Association") or such, TENANT hereby agrees to abide by the Governing Documents (INCLUDING Declarations, Bylaws, Articles, Rules and Regulations) of such community and further agrees to be responsible for any fines or penalties levied as a result of failure to do so by TENANT, TENANT's family, licensees or guests. Noncompliance with the Governing Documents shall constitute a violation of this Agreement. Unless billed directly to TENANT by the Association, such fines shall be considered as additional rent and shall be due along with the next monthly payment of rent. By initialing this paragraph, TENANT acknowledges receipt of a copy of the applicable Governing Documents. LANDLORD, at LANDLORD's expense, shall provide TENANT with any additions to such Governing Documents as they become available. LANDLORD may, at its option, with 30 days' notice to TENANT, adopt additional reasonable rules and regulations governing use of the Premises and of the common areas (if any). Init. [AB] Init. [AB] Init. [ ] Init. [ ]

30. INVENTORY: It is agreed that the following inventory is now on said premises. (Check if present; cross out if absent.)

x Refrigerator	x Intercom System	___ Spa Equipment
x Stove	x Alarm System	x Auto Sprinklers
x Microwave	x Trash Compactor	x Auto Garage Openers
x Disposal	x Ceiling Fans	x BBQ
x Dishwasher	x Water Conditioner Equip.	x Solar Screens
x Washer	x Dryer	x Pool Equipment
x Garage Opener	x Gate Remotes	x Carpet

x Trash Can(s) (circle one) owner provided / trash service provided

x Floor Coverings (specify type) tile, carpet, marble

x Window Coverings (specify type) blinds, drapes

Property 3860 Hildebrand Lane Las Vegas NV 89121

Owner's Name Benson Donald McGann Owner's Name Marie Holmes

Tenant Amir Ben-Yohanan Initials AB Tenant ______ Initials ______

Tenant Amie Ben-Yohanan Initials AB Tenant ______ Initials ______

TENANT acknowledges that any appliances that are on the premises are for TENANTs use and convenience; however, in the event of a breakdown of said appliance(s) TENANT acknowledges that property manager, LANDLORD and or the owners are not responsible for any damages caused to TENANTs personal property, to include spoilage of food, beverage or clothing etc. as a result of said appliance break down.

31. INSURANCE: TENANT __x__ is –OR– ______ **is not** required to purchase renter's insurance. LANDLORD BROKERAGE, and DESIGNATED PROPERTY MANAGER shall be named as additional insureds on any such policy. LANDLORD shall not be liable for any damage or injury to TENANT, or any other person, to any property occurring on the Premises or any part thereof, or in common areas thereof. TENANT agrees to indemnify, defend and hold LANDLORD harmless from any claims for damages. TENANT understands that LANDLORD's insurance does not cover TENANT's personal property. If the Premises, or any part of the Premises, shall be partially damaged by fire or other casualty not due to TENANTs negligence or willful act, or that of TENANT's family, agent, or visitor, there shall be an abatement of rent corresponding with the time during which, and the extent to which, the Premises is uninhabitable. If LANDLORD shall decide not to rebuild or repair, the term of this Lease shall end and the rent shall be prorated up to the time of the damage.

TENANT hereby acknowledges that the OWNER of the subject property does _x_ or does not ___ have homeowner's insurance. TENANT agrees to cooperate with homeowner and homeowner's insurance company in all relevant matters. TENANT further agrees, upon written notice, to cease any and all actions that may adversely impact OWNER's insurance coverage under said policy.

32. DRUG-FREE HOUSING AND GENERAL PROHIBITION OF ILLEGAL ACTIVITIES: TENANT and any member of TENANT'S household or any guest shall not engage in any criminal or illegal activity, including but not limited to, illegal drug related activity, gang related activity, or acts of violence on or near the subject Premises.

"Drug-related criminal activity" means the illegal manufacture, sale, distribution, use or possession with intent to manufacture, sell, distribute, or use, of controlled substance (as defined in Section 102 of the Controlled Substance Act, 21 U.S.C. §802). "Acts of violence" includes, but is not limited to, the unlawful discharge of firearms, on or near the Premises. Any and all firearms on the Premises must be stored properly pursuant to Nevada law.

VIOLATION OF THE ABOVE PROVISIONS SHALL BE A MATERIAL VIOLATION OF THE LEASE AND GOOD CAUSE FOR TERMINATION OF TENANCY. A single violation of any of the provisions of the addendum shall be deemed a serious violation and a material noncompliance with the lease. It is understood and agreed that a single violation shall be cause for termination of the lease. Unless otherwise provided by law, proof of violation shall not require criminal conviction, but shall be by a preponderance of the evidence

33. ADDITIONAL RESPONSIBILITIES:

a. TENANT may install or replace screens at TENANT's own expense. Solar screen installation requires written permission from LANDLORD. LANDLORD is not responsible for maintaining screens.

b. With the exception of electric cooking devices, outdoor cooking with portable barbecuing equipment is prohibited within ten (10) feet of any overhang, balcony or opening, unless the Premises is a detached single family home. The storage and/or use of any barbecuing equipment is prohibited indoors, above the first floor and within five (5) feet of any exterior building wall. Adult supervision is required at all times the barbecue equipment is generating heat.

c. The Premises _____ **will –OR–** __x__ **will not** be freshly painted before occupancy. If not freshly painted, the Premises __x__ **will –OR–** _____ **will not** be touched up before occupancy. TENANT will be responsible for the costs for any holes or excessive dirt or smudges that will require repainting.

d. TENANT agrees to coordinate transfer of utilities to LANDLORD or BROKER/DESIGNATED PROPERTY MANAGER no less than __5__ business days of vacating the Premises.

e. Locks may be replaced or re-keyed at the TENANT'S expense provided TENANT informs LANDLORD and provides LANDLORD with a workable key for each new or changed lock. TENANT further agrees to be responsible for any and all such rekey expenses should TENANT fail to notify LANDLORD in advance of any such replacement.

f. TENANT may conduct a risk assessment or inspection of the Premise for the presence of lead-based paint and/or lead-based paint hazards at the TENANT's expense for a period of ten days after execution of this agreement. Such assessment or inspection shall be conducted by a certified lead based paint professional. If TENANT for any reason fails to conduct such an assessment or inspection, then TENANT shall be deemed to have elected to lease the Premises "as is" and to have waived this contingency. If TENANT conducts such an assessment or inspection and determines that lead-based paint deficiencies and/or hazards exist, TENANT will notify LANDLORD in writing and provide a copy of the assessment/inspection report. LANDLORD will then have ten days to elect to correct such deficiencies and/or hazards or to terminate this agreement. In the event of termination under this paragraph, the security deposit will be refunded to TENANT. (If the property was constructed prior to 1978, refer to the attached Lead-Based Paint Disclosure.)

g. TENANT may display the flag of the United States, made of cloth, fabric or paper, from a pole, staff or in a window, and in accordance with 4 USC Chapter 1. LANDLORD may, at its option, with 30 days' notice to TENANT, adopt additional reasonable rules and regulations governing the display of the flag of the United States.

h. TENANT may display political signs subject to any applicable provisions of law governing the posting of political signs, and, if the Premises are located within a CIC, the provisions of NRS 116 and any governing documents related to the posting of political signs. All political signs exhibited must not be larger than 24 inches by 36 inches. LANDLORD may not exhibit any political sign on the Premises unless the TENANT consents, in writing, to the exhibition of the political sign. TENANT may exhibit as many political signs as desired, but may not exhibit more than one political sign for each candidate, political party or ballot question.

i. DANGEROUS MATERIALS. TENANT shall not keep or have on or around the Premises any article or thing of a dangerous, flammable, or explosive character that might unreasonably increase the danger of fire on or around the Premises or that might be considered hazardous.

34. CHANGES MUST BE IN WRITING: No changes, modifications or amendment of this Agreement shall be valid or binding unless such changes, modifications or amendment are in writing and signed by each party. Such changes shall take effect after thirty days' notice to TENANT. This Agreement constitutes the entire agreement between the Parties and supersedes any prior understanding or representation of any kind preceding the date of this Agreement. There are no other promises, conditions, understandings or other agreements, whether oral or written, relating to the subject matter of this Agreement.

35. CONFLICTS BETWEEN LEASE AND ADDENDUM: In case of conflict between the provisions of an addendum and any other provisions of this Agreement, the provisions of the addendum shall govern.

36. ATTORNEY'S FEES: In the event of any court action, the prevailing party shall be entitled to be awarded against the losing party all costs and expenses incurred thereby, including, but not limited to, reasonable attorney's fees and costs.

37. NEVADA LAW GOVERNS: This Agreement is executed and intended to be performed in the State of Nevada in the county where the Premises are located and the laws of the State of Nevada shall govern its interpretation and effect.

38. WAIVER: Nothing contained in this Agreement shall be construed as waiving any of the LANDLORD's or TENANT's rights under the laws of the State of Nevada.

39. PARTIAL INVALIDITY: In the event that any provision of this Agreement shall be held invalid or unenforceable, such ruling shall not affect in any respect whatsoever the validity or enforceability of the remainder of this Agreement.

40. VIOLATIONS OF PROVISIONS: A single violation by TENANT of any of the provisions of this Agreement shall be deemed a material breach and shall be cause for termination of this Agreement. Unless otherwise provided by the law, proof of any violation of this Agreement shall not require criminal conviction but shall be by a preponderance of the evidence.

41. SIGNATURES: The Agreement is accepted and agreed to jointly and severally. The undersigned have read this Agreement and understand and agree to all provisions thereof and further acknowledge that they have received a copy of this Agreement. This Agreement may be executed in any number of counterparts, electronically pursuant to NRS Chapter 719, and by facsimile copies with the same effect as if all parties to this agreement had signed the same document and all counterparts and copies will be construed together and will constitute one and the same instrument.

42. LICENSEE DISCLOSURE OF INTEREST: Pursuant to NAC 645.640, Marie Holmes is a licensed real estate agent in the State(s) of Nevada, and has the following interest, direct or indirect, in this transaction: ☐ Principal (LANDLORD or TENANT) **–OR–** ☐ family relationship or business interest: NONE.

43. CONFIRMATION OF REPRESENTATION: The Agents in this transaction are:

TENANT's Referral Company: RE/MAX Advantage
Agent Name: Donna Cusey Public ID# 012976 License # S.0029527
Address: 10075 S Eastern Ave. #103 Henderson, NV 89052
Phone: 702-343-3322 Fax: Email: realtorhomepro@aol.com

LANDLORD's Brokerage: RE/MAX Advantage Broker's Name: Tim Kuptz
DESIGNATED PROPERTY MANAGER Marie Holmes
Agent's Name: Marie Holmes Agent's License # 69702
Address: 10075 S Eastern Ave. #103 Henderson NV 89052
Phone: 702-896-5500 Fax: 702-251-4855 Email: marie@marieholmes.net

44. NOTICES: Unless otherwise required by law, any notice to be given or served upon any party hereto in connection with this Agreement must be in writing and mailed by certificate of mailing to the following addresses:

BROKERAGE: RE/MAX Advantage
BROKER: Tim Kuptz
DESIGNATED PROPERTY MANAGER: Marie Holmes
Address: 10075 S Eastern Ave. #103 Henderson NV 89052
Phone: 702-896-5500 Fax: 702-251-4855 Email: marie@marieholmes.net

TENANT: Amir Ben-Yohanan Amie Ben-Yohanan
Address: 9145 St Ives Dr. Los Angeles CA 90069
Phone: 201-403-4040 Fax: Email: amir_yoh@yahoo.com

45. MILITARY PROVISION: IN THE EVENT the TENANT is, or hereafter becomes, a member of the United States Armed Forces on extended active duty and hereafter the TENANT receives permanent change of station orders to depart from the area where the Premises are located, or is relieved from active duty, retires or separates from the military, or is ordered into military housing, then in any of these events, the TENANT may terminate this lease upon giving thirty (30) days written notice to the LANDLORD. The TENANT shall also provide to the LANDLORD a copy of the official orders or a letter signed by the TENANT's commanding officer, reflecting the change, which warrants termination under this clause. The TENANT will pay prorated rent for any days (he/she) occupy the premises past the first day of the month. The security deposit will be promptly returned to the TENANT, provided there are no damages to the premises, as described by law.

46. FORECLOSURE: IN THE EVENT THAT OWNER DEFAULTS AND PREMISES IS SUBJECT TO FORECLOSURE ACTION:

NOTICE OF DEFAULT/FORECLOSURE. Owner shall notify Broker/Designated Property Manager of any defaults on any loans, mortgages, assessments or trust deeds. The filing of a Notice of Default by a lender or other lien holder commences a foreclosure period which lasts, at a minimum, three months plus 21 days. Owner authorizes Broker/Designated Property Manager to notify TENANT(S) and make arrangements to terminate the Lease Agreement if Broker/Designated Property Manager receives any notice indicating that Owner is any one of the following situations: (1) default of any loan, mortgage, assessments or trust deed; (2) any stage of the foreclosure process including a deed-in-lieu of foreclosure; (3) default in making any payments associated with this property; or (4) acceptance of a short sale contract. In such event, Owner has authorized Broker/Designated Property Manager to negotiate termination of the Lease Agreement.

TERMS OF LEASE AGREEMENT. During any foreclosure period, the TENANT(S) shall ***honor ALL CONDITIONS of the current Lease Agreement*** including the timely payment of rent as stated in the Lease Agreement. Nevada law grants the Owner a redemption period, and the Owner remains as the legal owner of record until the actual time of the foreclosure sale.

RETURN OF SECURITY DEPOSITS. Once the TENANT(S) vacates the property, the Owner authorizes Broker/Designated Property Manager to release ALL security deposits (including non-refundable deposits) back to the TENANT(S) with no further obligations from the TENANT(S) or Broker/Designated Property Manager. The 30-day period required by Nevada law for the return of the security deposits still applies. The property must be returned in the same general condition as the TENANT(S) occupied the property. Upon TENANT(S) request, Broker/Designated Property Manager will attempt to find a new home to rent/lease/purchase for TENANT(S).

47. ADDENDA ATTACHED: Incorporated into this Agreement are the following addenda, exhibits and other information:

A. ☐ HOA Rules and Regulations
B. ☐ DISCLOSURE OF LEAD BASED PAINT ____
C. ☐ Other: ____

D. ☒ Other: Property Condition Report
E. ☒ Other: Cleaning Instructions
F. ☐ Other: ____________

48. ADDITIONAL TERMS AND CONDITIONS:

Emergencies:

PLEASE CALL OR TEXT 702-265-7063 if you have no AC, Heat, hot or running water, or door/window lock issues. Otherwise, please email any service requests to marie@marieholmes.net.
Marie Holmes RE/MAX Advantage 10075 S Eastern Ave. #103 Henderson, NV 89052

Additional Terms:

-Tenant agrees to maintain property which includes minor maintenance, regular cleaning, changing/cleaning air filters on a monthly basis, keeping the water softener filled with salt, and watering/maintaining the landscape in accordance with the HOA rules/regulations and/or county water restrictions.

-Tenant understands that they may pay their rent online by visiting www.rentlasvegashomes.com There is a fee for this service and the payment option is only available from the 25th of the preceding month to 5pm on the 3rd of the month that the rent is due. Late rent cannot be paid online, it must be paid in office.

-Should tenant have a pet/assistance animal that has been approved, tenant takes full responsibility for their pet or assistance animal and agrees to pay for any damages they cause to the home or to its inhabitants.

-Tenant acknowledges receipt of Property Condition Report and will return such report within 72 hours of receiving keys. Failure to submit report to property manager in this time frame results in tenant responsibility of claims. Owner may not opt to correct deficiencies.

-Last month’s rent will not be pro-rated.

-Tenant agrees to adhere by all local and state ordinances and laws to include those imposed due to COVID-19. Failure to adhere to these laws and ordinances is grounds for eviction.
For information on local ordinances, please visit www.clarkcountynv.gov
For state laws and ordinances, please visit www.nv.gov

Landlord agrees to rent the Premises on the above terms and conditions.

/s/ Marie Holmes	1/27/2021		
LANDLORD/OWNER OR Landlord's Authorized NRS 645 Permitted Property Manager	DATE	LANDLORD/OWNER OR Landlord's Authorized NRS 645 Permitted Property Manager	DATE
Benson Donald McGann		Marie Holmes	
PRINT NAME		PRINT NAME	

Tenant agrees to rent the Premises on the above terms and conditions.

/s/ Amir Ben-Yohanan	1/27/2021	/s/ Amir Ben-Yohanan	1/27/2021
TENANT'S SIGNATURE	DATE	TENANT'S SIGNATURE	DATE
Amir Ben-Yohanan		Amie Ben-Yohanan	
PRINT NAME		PRINT NAME	
TENANT'S SIGNATURE	DATE	TENANT'S SIGNATURE	DATE
PRINT NAME		PRINT NAME	

Real Estate Brokers and Designated Property Managers:

A. Real estate brokers, licensees, agents, and Designated Property Managers who are not also disclosed as a party to the transaction under paragraph 42 are not parties to this Agreement between Landlord and Tenant.

B. Agency relationships are confirmed in paragraph .

REALTOR® RE/MAX ADVANTAGE

PROPERTY CONDITION REPORT

EQUAL HOUSING OPPORTUNITY

The purpose of this report is to note the current condition of the premises. THIS IS NOT A REPAIR LIST. If any item is unsatisfactory, please mark that item and explain fully under "other remarks."

ADDRESS	3860 Hildebrand Lane	**MOVE-IN DATE**	02/01/2021
	Las Vegas NV 89121	**MOVE-OUT DATE**	
RESIDENT (s)	Amir Ben-Yohanan	Amie Ben-Yohanan	

THIS REPORT IS DUE ON ________________

EXTERIOR FRONT	Satisfactory? Yes	No ☑	Comments
CONDITION GRASS	✓		
CONDITION SHRUBS	✓		
CONDITION TREES	✓		cypress trees on west side of driveway dying
SPRINKLER/DRIP SYSTEM	✓		
DRIVEWAY	✓		
FRONT DOOR/TRIM	✓		
DOORBELL	✓		
PAINT /TRIM/STUCCO		✓	some cracks in the stucco
ROOF CONDITION/TRIM	✓		
FENCE/ GATE	✓		
MAILBOX #_______	✓		

LIVING ROOM	Satisfactory? Yes	No ☑	Comments
FLOORING	✓		
BASEBOARDS	✓		
SWITCH PLATES	✓		
OUTLETS	✓		
WALLS/ CEILING	✓		
WINDOWS/ SCREENS	✓		
WINDOW COVERINGS	✓		
LIGHT FIXTURES/ SWITCHES	✓		
CEILING FAN	✓		
INTERIOR SIDE OF FRONT DOOR	✓		
DOOR STOP	✓		
FIREPLACE/KEY	✓		
CLOSET DOOR KNOBS	✓		
CLOSET ROD/SHLEF	✓		
CLOSET DOOR/DOOR STOP	✓		
SMOKE DETECTOR	✓		
OTHER	✓		

FAMILY ROOM	Satisfactory? Yes/No ☑		Comments
FLOORING	✓		
BASEBOARDS	✓		
SWITCH PLATES	✓		
OUTLETS	✓		
WALLS/CEILING	✓		
WINDOWS/SCREENS	✓		
WINDOW COVERINGS	✓		
LIGHT FIXTUES/SWITCHES	✓		
CEILING FAN	✓		
FIREPLACE	✓		
DOOR/DOOR STOP	✓		
SMOKE DETECTOR	✓		
OTHER Furniture	✓		

DINING ROOM	Satisfactory? Yes/No ☑		Comments
FLOORING	✓		
BASEBOARDS	✓		
WALLS/ CEILING	✓		
WINDOWS/ SCREENS	✓		
WINDOW COVERINGS	✓		
LIGHT FIXTURES/ SWITCHES	✓		
CEILING FAN	✓		
SWITCH PLATES	✓		
OUTLETS	✓		
DOOR/DOOR STOP	✓		
SMOKE DETECTOR	✓		
OTHER			

DEN	Satisfactory? Yes/No ☑		Comments
FLOORING	✓		THEATER ROOM
BASEBOARDS	✓		
WALLS / CEILING	✓		
WINDOWS/ SCREENS	✓		
WINDOW COVERINGS	✓		
SWITCH PLATES	✓		
OUTLETS	✓		
LIGHT FIXTURES/ SWITCHES	✓		
CEILING FAN	✓		
CLOSET DOOR/ DOOR STOP	✓		
CLOSET ROD/SHELF	✓		
DOOR	✓		
DOOR STOP	✓		
SMOKE DETECTOR	✓		
OTHER Fireplace	✓		

KITCHEN	Satisfactory? Yes/No ☑		Comments
FLOORING	✓		
BASEBOARDS	✓		
SINK / FAUCET	✓		
CABINETS/DRAWERS		✓	Some water damage on cabinets under the sink
STOVE / OVEN	✓		
VENT HOOD FAN/LIGHT	✓		
GARBAGE DISPOSAL	✓		
DISHWASHER		✓	calcium deposits inside sink
REFRIGERATOR	✓		
MICROWAVE	✓		
REVERSE OSMOSIS SYSTEM	✓		
WALLS/ CEILING	✓		
WINDOWS/ SCREENS	✓		
WINDOW COVERINGS	✓		
LIGHT FIXTURES/ SWITCHES	✓		
SWITCH PLATES	✓		
OUTLETS/GFCI OUTLETS	✓		
PANTRY DOOR/DOOR STOP	✓		
PANTRY SHELVES	✓		
DOOR/DOOR STOP	✓		
CEILING FAN	✓		
SMOKE DETECTOR	✓		
OTHER Furniture		✓	dining chairs have some damage

HALL	Satisfactory? Yes/No ☑		Comments
FLOORING		✓	cracked tile
WALLS/ CEILING	✓		
BASEBOARDS	✓		
WINDOWS/ SCREENS	✓		
WINDOW COVERINGS	✓		
LIGHT FIXTURES/ SWITCHES	✓		
OUTLETS	✓		
CLOSET DOOR/DOOR STOP	✓		
CLOSET ROD/SHELF	✓		
SMOKE DETECTOR	✓		
OTHER Furniture	✓		

BATHROOM 1	Satisfactory? Yes	No ☑	Comments
FLOORING	✓		HALF BATH DOWN
WALLS/ CEILING	✓		
BASEBOARDS	✓		
DOOR/DOOR STOP	✓		
WINDOWS/ SCREENS	✓		
WINDOW COVERINGS	✓		
EXHAUST FAN	✓		
SINKS/FAUCETS	✓		
DRAWERS/ VANITY/ CABINET	✓		
SHOWER/TUB ENCLOSURE			
SHOWER ROD			
TOILET	✓		
TOWEL BAR	✓		
T/P HOLDER/ROLLER	✓		
LIGHT FIXTURES/ SWITCHES	✓		
OUTLETS/GFCI OUTLETS	✓		
CLOSET DOOR/ DOOR STOP			
CLOSET ROD/SHELF			
OTHER **Furniture**	✓		

BATHROOM 2	Satisfactory? Yes	No ☑	Comments
FLOORING		✓	DOWNSTAIRS 3/4 BATH
WALLS/ CEILING	✓		
BASEBOARDS	✓		
DOOR/DOOR STOP	✓		
WINDOWS/ SCREENS	✓		
WINDOW COVERINGS	✓		
EXHAUST FAN	✓		
SINKS/FAUCETS	✓		
DRAWERS/ VANITY/ CABINET	✓		
SHOWER/TUB ENCLOSURE	✓		
SHOWER ROD	✓		
TOILET	✓		
TOWEL BAR	✓		
T/P HOLDER/ROLLER	✓		
LIGHT FIXTURES/ SWITCHES	✓		
OUTLETS/GFCI OUTLETS	✓		
CLOSET DOOR/DOOR STOP	✓		
CLOSET ROD/SHELF	✓		
OTHER **Furniture**	✓		

BATHROOM 3	Satisfactory? Yes	No ☑	Comments
FLOORING	✓		Palazzo Room bath
WALLS/ CEILING	✓		
BASEBOARDS	✓		
DOOR/DOOR STOP	✓		
WINDOWS/ SCREENS	✓		
WINDOW COVERINGS	✓		
EXHAUST FAN	✓		
SINKS/FAUCETS	✓		
DRAWERS/ VANITY/ CABINET	✓		
SHOWER/TUB ENCLOSURE		✓	Crack in shower door
SHOWER ROD	✓		
TOILET	✓		
TOWEL BAR	✓		
T/P HOLDER/ROLLER		✓	Needs replaced
LIGHT FIXTURES/ SWITCHES	✓		
OUTLETS/GFCI OUTLETS	✓		
CLOSETS DOOR/ DOOR STOP	✓		
CLOSET ROD/SHELF	✓		
OTHER Furniture	✓		

BATHROOM 4	Satisfactory? Yes	No ☑	Comments
FLOORING	✓		Bellagio Room - BATH
WALLS/ CEILING	✓		
BASEBOARDS	✓		
DOOR/DOOR STOP	✓		
WINDOWS/ SCREENS	✓		
WINDOW COVERINGS	✓		
EXHAUST FAN	✓		
SINKS/FAUCETS	✓		
DRAWERS/ VANITY/ CABINET		✓	one cabinet drawer missing handle
SHOWER/TUB ENCLOSURE	✓		
SHOWER ROD	✓		
TOILET	✓		
TOWEL BAR	✓		
T/P HOLDER/ROLLER	✓		
LIGHT FIXTURES/ SWITCHES	✓		
OUTLETS/GFCI OUTLETS	✓		
CLOSETS DOOR/ DOOR STOP	✓		
CLOSET ROD/SHELF	✓		
OTHER Furniture	✓		

Tenant's Initials AB Tenant's Initials AB Tenant's Initials ______ Tenant's Initials ______ Agent's Initials MH

BEDROOM 1	Satisfactory? Yes/No ☑		Comments
FLOORING	✓		ARIA
WALLS/ CEILING	✓		
BASEBOARDS	✓		
DOOR/DOOR STOP	✓		
WINDOWS/ SCREENS	✓		
WINDOW COVERINGS	✓		
LIGHT FIXTURES/ SWITCHES	✓		
OUTLETS	✓		
CEILING FAN	✓		
CLOSET DOORS/ DOOR STOP	✓		
CLOSET ROD/SHELF	✓		
SMOKE DETECTOR	✓		
OTHER Furniture			

BEDROOM 2	Satisfactory? Yes/No ☑		Comments
FLOORING	✓		COSMO
WALLS/ CEILING	✓		
BASEBOARDS	✓		
DOOR/DOOR STOP	✓		
WINDOWS/ SCREENS	✓		
WINDOW COVERINGS	✓		
LIGHT FIXTURES/ SWITCHES	✓		
OUTLETS	✓		
CEILING FAN	✓		
CLOSET DOORS/ DOOR STOP	✓		
CLOSET ROD/SHELF	✓		
SMOKE DETECTOR	✓		
OTHER Furniture	✓		
Closet Light	✓		

HALL	Satisfactory? Yes/No ☑		Comments
FLOORING	✓		
WALLS/ CEILING	✓		
BASEBOARDS	✓		
WINDOWS/ SCREENS	✓		
WINDOW COVERINGS	✓		
LIGHT FIXTURES/ SWITCHES	✓		
OUTLETS	✓		
CLOSET DOOR/ DOOR STOPS	✓		
CLOSET ROD/SHELF	✓		
SMOKE DETECTOR	✓		
OTHER Furniture	✓		

BEDROOM 3	Satisfactory? Yes/No ☑		Comments
FLOORING	✓		PALACE
WALLS/ CEILING	✓		
BASEBOARDS	✓		
DOOR/DOOR STOP	✓		
WINDOWS/ SCREENS	✓		
WINDOW COVERINGS	✓		
LIGHT FIXTURES/ SWITCHES	✓		
OUTLETS	✓		
CEILING FAN	✓		
CLOSET DOORS/ DOOR STOP	✓		
CLOSET ROD/SHELF	✓		
SMOKE DETECTOR	✓		
OTHER Furniture	✓		
ceiling		✓	some slight discoloration

BEDROOM 4	Satisfactory? Yes/No ☑		Comments
FLOORING	✓		
WALLS/ CEILING	✓		
BASEBOARDS	✓		
DOOR/DOOR STOP	✓		
WINDOWS/ SCREENS	✓		
WINDOW COVERINGS	✓		
LIGHT FIXTURES/ SWITCHES	✓		
OUTLETS	✓		
CEILING FAN	✓		
CLOSET DOORS/ DOOR STOP	✓		
CLOSET ROD/SHELF	✓		
SMOKE DETECTOR	✓		
OTHER			

BEDROOM 5	Satisfactory? Yes/No ☑		Comments
FLOORING	✓		
WALLS/ CEILING	✓		
BASEBOARDS	✓		
DOOR/DOOR STOP	✓		
WINDOWS/ SCREENS	✓		
WINDOW COVERINGS	✓		
LIGHT FIXTURES/ SWITCHES	✓		
OUTLETS	✓		
CEILING FAN	✓		
CLOSET DOORS/ DOOR STOP	✓		
CLOSET ROD/SHELF	✓		
SMOKE DETECTOR	✓		
OTHER			

LOFT	Satisfactory? Yes/No ☑		Comments
FLOORING	✓		
BASEBOARDS	✓		
WALLS/ CEILING	✓		
WINDOWS/ SCREENS	✓		
WINDOW COVERINGS	✓		
LIGHT FIXTURES/ SWITCHES	✓		
OUTLETS	✓		
CEILING FAN			
CLOSET DOOR/ DOOR STOP	✓		
SMOKE DETECTOR	✓		
Pole	✓		

LAUNDRY ROOM	Satisfactory? Yes/No ☑		Comments
FLOORING	✓		
WALLS/CEILING	✓		
BASEBOARDS	✓		
WINDOWS/ SCREENS	✓		
WINDOW COVERINGS	✓		
LIGHT FIXTURES/ SWITCHES	✓		
EXHAUST FAN	✓		
WASHER/DRYER HOOK UPS	✓		
WASHER/WASHER PAN	✓		
DRYER	✓		
DOOR/DOOR STOP	✓		
OTHER			

GARAGE	Satisfactory? Yes/No ☑		Comments
SPRINKLER TIMER	✓		
FLOORING		✓	many stains
WALLS/ CEILING	✓		
WINDOWS/ SCREENS			
WINDOW COVERINGS			
DOOR/DOOR STOP INTO HOME	✓		
AUTO DOOR OPENER/REMOTES	✓		
GARAGE DOOR	✓		
WATER HEATER	✓		
LIGHT FIXTURE/SWITCHES	✓		
OUTLETS/GFCI OUTLETS	✓		
FURNACE	✓		
WATER SOFTNER/ TREATMENT SYSTEM	✓		
DOOR/DOOR STOP TO EXTERIOR OF HOME	✓		
OTHER			

Tenant's Initials AB Tenant's Initials AB Tenant's Initials ______ Tenant's Initials ______ Agent's Initials MH

EXTERIOR REAR	Satisfactory? Yes/No ☑		Comments
STUCCO	✓		
PATIO/PATIO COVER	✓		
HOSE BIB	✓		
CONDITION GRASS	✓		
CONDITION SHRUBS	✓		
CONDITION TREES	✓		
SPRINKLER/DRIP SYSTEM	✓		
FENCING REAR/SIDES	✓		
GATES	✓		
POOL	✓		
SPA			
POOL/SPA EQUIPMENT	✓		
Tennis Court	✓		Court needs resurfacing - owner not willing to do at this time.

GENERAL & MISCELLANEOUS	Satisfactory? Yes/No ☑		Comments
CENTRAL AC SYSTEM	✓		
EVAPORATIVE COOLER			
WINDOW AC UNIT			
CENTRAL HEAT SYSTEM	✓		
AC FILTERS	✓		
OTHER			
Master Bathroom (Palace)	✓		
Outdoor Bath	✓		

OTHER REMARKS:
This property has more rooms than this form allows (6 bedrooms/6.5 bathrooms). In order to record property condition, Time/Date stamped photos of the property's condition were taken and filed for reference once the tenant vacates the property. Tenant may request a copy of these photos for their records. This form is merely for the tenant to notate any issues that are present in the home that they do not want to be held responsible for. Tenant will have 72 hours from receipt of keys to return this form with any additional items.
Property is fully furnished and an inventory list is included as a part of this agreement. Tenant will sign the list stating that these items are free from defects and will be responsible for replacement should those items be damaged/stained/etc.
Some furnishings have been moved into the one car garage as they were showing excessive signs of wear. Should the tenant wish to use theses items, they are welcome to move them back into the home. Should they want them removed, please let the manager know and she will discuss with the owner.

Property Condition Report must be returned by the date noted on Page 1 or all items are deemed acceptable, and Tenant will be responsible for any damaged or non-working items.

/s/ Marie Holmes 1/27/2021
AUTHORIZED AGENT DATE
Marie Holmes
PRINT NAME

/s/ Amir Ben-Yohanan 1/27/2021
TENANT'S SIGNATURE DATE
Amir Ben-Yohanan
PRINT NAME

/s/ Amir Ben-Yohanan 1/27/2021
TENANT'S SIGNATURE DATE
Amie Ben-Yohanan
PRINT NAME

TENANT'S SIGNATURE DATE
Kelly Strader
PRINT NAME

TENANT'S SIGNATURE DATE
PRINT NAME

MOVE-OUT CLEANING INSTRUCTIONS

General Information:

In order to adequately clean your premises, you should plan on 6-12 hours of hard work after you have moved all of your furniture and belongings out of the residence. You will need rags, scouring powder, liquid cleaner, window cleaner, oven cleaner, a vacuum cleaner, cleaning buckets, pads, in addition to a chair, stool or small step ladder. If you have glued paper, plastic or vinyl on walls or window, you may need an acetone to remove the stickiness. Special attention should be given to cleaning areas not normally viewed by people such as the top of door and window frames, corners, shelves, cupboards, closets, and ceilings. Everything you put up must come down (the next residents may have different tastes).

Windows:

Clean glass interior and exterior with window cleaner so that no marks are left visible. Clean sills and tracks from dust, dirt, etc..Wipe all window coverings (blinds & Verticals) from dust and dirt. Wash window coverings with damp cloth and cleanser if sticky and/or extremely dirty.

Bathroom(s):

Clean cabinets and drawers interior and exterior. No hair, dirt, food particles, or any items should be left.

Clean counter top and faucet, **especially behind and around faucet and handles**. Clean grout if exists.

Clean medicine cabinet and shelving and wipe mirror with glass cleaner.

Clean light globes (bulbs) of dust. Replace any burnt out bulbs. Make sure bulbs match and are appropriate for the fixture.

Clean and disinfect toilet. Wipe bowl outside and inside, clean toilet seat top and bottom and especially the piece that attaches the bowl to the tank where the seat is screwed on. No residue should exist anywhere on the toilet top to bottom.

Clean shower walls and tub walls with cleanser that does not leave grit and leaves the wall smooth and shiny. Clean grout if it exists.

Clean shower and tub floors also and remove all hair from the floor, drain and shower track.

Clean shower glass with Windex or Lime Away so that it is clear.

Clean all stainless faucets so that they shine. Remove all calcium.

Kitchen:

Clean cabinets and drawers interior and exterior. No hair, dirt, food particles, or any items should be left.

Counter tops, **especially behind and around kitchen faucet and handles.** Clean grout if it exists.

Stove: Clean stove burners of all grease, grease stains, burnt or baked on food. Clean balance of stove including the sides and knobs. Clean back splash of stove or wall behind stove of any grease. Clean in between cracks and doors if residue exists.

Oven: Clean inside of oven including racks unless it is a self cleaning oven. If it is self-cleaning, run the clean cycle and remove any reside left behind.

Refrigerator and Freezer: Clean inside all compartments and wipe outside including sides and top. Clean and dust top, behind, and underneath refrigerator. Make sure refrigerator coils have been vaccummed.

Microwave: Clean inside wall and inside door of any splatters. Clean exterior including top of microwave next to cabinet and including venting area above door.

Light fixtures: Clean with Windex and shine

Floors: Clean with water and vinegar. (especially in corners and hard to reach areas)

Washer & Dryer:

Clean and wipe exterior including top, front, sides and all knobs. Sweep and clean behind dryer of all lint and dust. Clean inside washer lid for all dirt, hair and soap residue. Clean inside dryer for hair and lint and clean lint tray.

Doors:

Wipe all fingerprints and/or dirt from doors and door frames with damp cloth and cleaner if needed. Magic eraser works well.

Closets:

Wipe shelves and hanger rods with cleaner and water

Ceiling Fans:

Dust top of fans with dust cloth. Wipe with damp cloth if extra dirty. Clean any light globes that are necessary

Floors::

Scrub with water and vinegar. (or floor cleaner specific for the type of floor) especially in corners & hard to reach areas. Wipe off base boards from dust and remove any scuffing. Tile and grout must be professionally cleaned upon vacating.

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Blinds and Verticals:

Dust with dust cloth; if extra dirty, wash with damp cloth.

Pets:

Clean up after your pet. Remove all pet hair. Make sure all waste is removed (from the house and yard). If your pet has caused damage to the house or the yard, it will be your responsibility to replace or repair.

Air Conditioning and Heating Filters:

Change filters. Add clean ones. Make sure all vents and registers are clean and free of dust.

Carpets:

Carpets must be professionally steam cleaned. All stains must be removed and they must not have any odor. Receipt must be provided at move out.

Garage and Exterior:

Sweep out garage floor and sweep patio and porches. Power wash floor if spills or excessive tire marks, etc. are present.

Spackle holes in walls from pictures

Please do not use spackle knife since it spreads the spackle and covers the texture. Use the tip of your finger and just dab a small amount into the hole to fill it without spreading it beyond the hole. Once dry, touch up with matching paint. If you do not have paint available to you, Lowe's or Home Depot can match for you. Inquire for more information. Make sure the paint is the correct sheen.

/s/ Amir Ben-Yohanan	/s/ Amir Ben-Yohanan	1/27/2021
Tenant	Tenant	Date